UNITED STATE
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 5, 2011

STRONGBOW RESOURCES, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-52645	20-4119257
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

250-777 N. Rainbow Blvd.
Las Vegas, NV 89107
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (702) 938-3656

N/A
(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2011 Grant Petersen was appointed our President, Chief Executive Officer, and a Director.

Between July 2009 and July 2011 Mr. Petersen has provided consulting services to Holloman Energy Corporation, a publicly traded Corporation. Between January 2008 and July 2009 Mr. Petersen served as the President and Chief Executive Officer of Holloman Energy Corporation. Mr. Petersen served as a Director of House of Brussels Chocolates. Inc. from October 2002 to January 2007. Mr. Petersen was also employed by House of Brussels Chocolates as Chief Executive Officer (May 2003 to January 2007), President (January 2004 to January 2007), and General Sales Manager (June 2001 to October 2002).

In addition to the foregoing, Mr. Petersen, since 2006, and through his company Open Bay Holdings, has been an independent financial consultant.

Mr. Petersen is the beneficial owner of 5,000,000 shares of our common stock.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGBOW RESOURCES INC.

Date: July 8, 2011	By:	/s/ Grant Petersen
Grant Petersen
Chief Executive Officer

3